As filed with the Securities and Exchange Commission
                   on October 1, 2001.

                                    Registration No. ____________

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                       ___________________

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                       ___________________

               INTERNATIONAL RECTIFIER CORPORATION
     (Exact name of registrant as specified in its charter)

       Delaware                               95-1528961
     (State or other jurisdiction of       (I.R.S. Employer
     incorporation or organization)      Identification No.)

                        233 Kansas Street
                  El Segundo, California  90245
                         (310) 726-8000
(Address, including zip code and telephone number, including area code of principal executive offices)

               INTERNATIONAL RECTIFIER CORPORATION
         1997 Employee Stock Incentive Plan (As Amended)
                    (Full title of the plan)

                      Gerald A. Koris, Esq.
                  Secretary and General Counsel
         233 Kansas Street El Segundo, California  90245
                         (310) 726-8000
  (Name, address, and telephone number, including area code, of agent for service)
                       ___________________

                            COPY TO:
                      Diana L. Walker, Esq.
                      O'Melveny & Myers LLP
                      400 South Hope Street
               Los Angeles, California  90071-2889
                         (213) 430-6000

                 CALCULATION OF REGISTRATION FEE


Title of                         Proposed         Proposed
securities                       maximum          maximum           Amount of
to be            Amount to be    offering price   aggregate         registration
registered       registered      per unit         offering price    on fee

Common           3,100,000       $29.13(3)        $90,303,000(3)   $22,575.75(3)
Stock, $1.00     shares(2)
par value(1)


(1) Each share of Common Stock is accompanied by a share purchase right pursuant to the Registrant's Rights
      Agreement, dated August 14, 1996, as amended, with ChaseMellon Shareholder Services, as Rights Agent.

(2) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights, which by reason of certain events specified in the International Rectifier 1997 Employee Stock Incentive Plan (As Amended) (the "Plan") may become subject to the Plan.

(3) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on September 24, 2001 as reported on The New York Stock Exchange and published in the Western Edition of The Wall Street Journal.

The Exhibit Index for this Registration Statement is at page S-3.

                             PART I

                   INFORMATION REQUIRED IN THE
                    SECTION 10(a) PROSPECTUS

          The documents containing the information specified in
Part I of Form S-8 (plan information and registrant information) will be sent or given to optionees as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

                             PART II

                   INFORMATION REQUIRED IN THE
                     REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference

          International Rectifier Corporation (the "Registrant") filed Registration Statements relating to the Plan on Form S-8 with the Commission on February 26, 1998 (Registration No. 333-46901), October 2, 1998 (Registration No. 333-65265), and July 21, 2000 (Registration No. 333-41904). The contents of which are incorporated herein by reference.

Item 5.  Interests of Named Experts and Counsel

          Not applicable.

Item 8.  Exhibits

          See the attached Exhibit Index.

                           SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on September 28, 2001.

                              INTERNATIONAL RECTIFIER CORPORATION


                              By:  /s/ MICHAEL P. MCGEE
                               --------------------------------
                               Michael P. McGee
                               Executive Vice President and
                               Chief Financial Officer


                        POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, each person whose signature appears below constitutes and appoints Alexander Lidow and Michael P. McGee and each of them, his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature              Title                         Date

/s/ ERIC LIDOW              Chairman of the Board         September 28, 2001
---------------------
Eric Lidow


/s/ ALEXANDER LIDOW         Chief Executive Officer       September 28, 2001
---------------------       and Director (Principal
Alexander Lidow             Executive Officer)


/s/ MICHAEL P. MCGEE        Executive Vice President      September 28, 2001
---------------------       and Chief Financial
Michael P. McGee            Officer (Principal
                            Financial and Accounting
                            Officer)

/s/ ROBERT J. MUELLER       Executive Vice President      September 28, 2001
---------------------       and Director
Robert J. Mueller




/s/ GEORGE KRSEK            Director                      September 28, 2001
---------------------
George Krsek


/s/ MINORU MATSUDA          Director                      September 28, 2001
---------------------
Minoru Matsuda


/s/ JAMES D. PLUMMER        Director                      September 28, 2001
---------------------
James D. Plummer


/s/ JACK O. VANCE           Director                      September 28, 2001
---------------------
Jack O. Vance


/s/ ROCHUS E. VOGT          Director                      September 28, 2001
---------------------
Rochus E. Vogt


                          EXHIBIT INDEX


Exhibit
Number    Description

4.1       International Rectifier Corporation 1997 Employee Stock
          Incentive Plan.

4.2       Amendment to International Rectifier Corporation 1997
          Stock Incentive Plan

5 Opinion of Counsel regarding the legality of the common stock to be issued.

23.1      Consent of Independent Accountants.

23.2      Consent of Counsel (included in Exhibit 5).

24.1      Powers of Attorney (included in this Registration
          Statement
          on page S-1).